UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                        Date of Report February 13, 2002



                         Commission File Number: 0-17597


                            ELITE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                 Texas                              76-0252296
     (State or other Jurisdiction of    (IRS Employer Identification No.)
      incorporation or organization)

                  3340 Peachtree Rd. N.E.
                         Suite 1800
                      Atlanta, Georgia                    30326
          (Address of principal executive offices)     (Zip Code)

                                  404-812-5312
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

On February 12, 2002 Elite Technologies Inc. entered into a contractual agreement with Icon Computer Parts Corp., "Addendum To Stock Sale Agreement". The enclosed exhibit augments certain issues as originally outlined in the "Stock Purchase Agreement " of Icon Computer Parts Corp, as dated on February 15, 2001.

ITEM 7. EXHIBIT.

(a) Financial Statements-None
(b) Pro Forma Financial Information-None
(c) Exhibit


99.1     ADDENDUM TO STOCK SALE AGREEMENT as dated on February 12, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 13, 2002                             ELITE TECHNOLOGIES, INC.

                                 By:/s/ Scott Schuster
                                    -------------------
                                 Name:  Scott Schuster
                                 Title: President and Chief Executive Officer



                                INDEX TO EXHIBIT

Number   Description

99.1    ADDENDUM TO STOCK SALE AGREEMENT as dated on February 12, 2002.


                        ADDENDUM TO STOCK SALE AGREEMENT

This addendum, by and between Elite Technologies, Inc., a Texas Corporation with offices in Atlanta, Georgia (hereinafter referred to as "Buyer"), and Icon Computer Parts, a Puerto Rico Corporation with offices in San Juan, Puerto Rico (hereinafter referred to as "Seller") is set forth as follows:

                                    RECITALS

WHEREAS SELLER AND BUYER entered into a "Stock Purchase Agreement" (hereinafter referred to as "Sale Agreement") on or about February 15, 2001, and;

ACCORDING TO THE TERMS of the Sale Agreement more clearly defined herein, Seller may receive additional compensation in the form of Buyer's restricted common stock, on the anniversary of the Sale Agreement, and;

WHEREAS SELLER AND BUYER agree that for Buyer to issue such a large amount of its common stock would be detrimental to both Buyer and Seller, and;

WHEREAS SELLER AND BUYER desire to modify that Sale Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants made in this Agreement, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:


1. Right to Modify Sale Agreement. Seller and Buyer entered into a Sale Agreement, on or about February 15, 2001. According to provision 12.8 of the Sale Agreement, the parties of the Sale Agreement must enter into any modification in writing.

2. Modification to Sale Agreement. According to provision 11.2 of the Sale Agreement, which reads: "Adjustment of Purchase Price. In the event that the average closing price of Buyer's common stock (as quoted on the Bloomberg)for the five(5) trading days immediately prior to the first anniversary date of this Agreement, drop below One and No/100 United States Dollar (US $1.00)per share, Buyer shall issue to Seller a number of shares of Buyer's common stock which, when added to the two million (2,000,000) shares of Buyer's common stock previously issued to Seller pursuant to Paragraph 2.2 hereof, causes the total amount of Buyers stock issued to Seller to equal Two Million Dollars ($2,000,000.00) of Buyer's common stock as quoted on the Bloomberg as of closing on the anniversary of this Agreement. The additional stock as provided for in this paragraph shall have piggyback registration rights in any registration statement (as may be allowed by the United States Securities and Exchange Commission) which may be filed by the Buyer immediately following the anniversary of this Agreement. Should Buyer's stock not fall below One Dollar ($1.00) no additional shares shall be issued to Seller by Buyer." Buyer is to issue a certain amount of restricted common stock of Buyer in an amount as yet to be determined. Buyer's stock has steadily moved down in price due to a number of factors, including but not limited to, the sale of restricted and/or unauthorized securities by other individuals. This has caused an adverse effect on the Buyers stock, including dilution and negative price movement. It is agreed by Buyer and Seller that in order for Buyer to fully meet its obligation to Seller, it would have to issue a overly large amount of Buyer's common stock which would have a further negative effect on Buyer's stock price, as well as cause a significant amount of dilution in Buyer's common stock. Therefore, Buyer and Seller desire to modify the terms of the Sale Agreement as follows:

     a. Buyer shall immediately issue to Seller, Four Million Shares of Buyers common stock.

     b. Each ninety (90) days following the date of execution of this Agreement, Buyer shall issue to Seller an amount of Buyers restricted common stock in an amount equal to fifteen (15) percent of the remaining balance owed to Seller, until the balance due Seller under the terms of the Sale Agreement has been fully paid. The number of shares issued under this provision shall be based on the immediate previous five (5) days quoted "bid" price as stated on Bloomberg, at the time of each issuance.

     c. All stock issued under the terms of this Agreement shall include a full and irrevocable voting proxy executed by Seller to a designee to be determined by Buyer.

3. No Penalty for Early Payment. Buyer may, at its sole discretion, accelerate its obligation under this Agreement, and pay to Seller, in either cash or restricted common stock of Buyer, the total amount remaining due under the terms of this Agreement.

4. Incorporation and Inclusion of Sale Agreement. Seller and Buyer acknowledge and re-affirm the Sale Agreement including its terms and provisions. The Sale Agreement is incorporated and included in this Agreement by reference.

5. MUTUAL RELEASE. Each party, for itself, its subsidiaries, affiliates, employees, successors in interest and assigns, hereby unconditionally releases and discharges the other party, its subsidiaries, affiliates, employees, successors in interest and assigns, from all past, present and future claims, demands, actions and causes of action of any kind or nature, whether known or unknown, directly or indirectly, including, without limitation, those arising from or relating to any agreements between the parties, or the transactions or events leading up to or surrounding any agreements between the parties, either or verbal or written.

6. FULL FORCE AND EFFECT. If any portion of this Agreement is found to be invalid or unenforceable by a court of law having proper jurisdiction, such determination shall not affect the balance of this Agreement, nor the original Sale Agreement, and the remainder of this Agreement shall continue in full force and effect.

7. ASSIGNMENT. No party shall have the right to assign this Agreement to any other individual, corporation or entity.

8. SCOPE OF AGREEMENT. This Agreement constitutes and encompasses the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supercedes any and all previous agreements, either oral or written, which may have existed between the parties hereto with regard ONLY to the subject matter hereof.

9. NONWAIVER. No waiver of any condition or covenant contained in this Agreement, nor failure to exercise a right remedy by any party hereto, shall be considered to imply or constitute a further waiver by such party of the same, or any other condition, covenant, right or remedy.

10. DUTY TO COOPERATE. The parties agree that such documents as may be necessary to carry out the terms and provisions of the Agreement shall be produced, executed and delivered by such parties at such times as may be required to fulfill the terms and conditions of this Agreement.

11. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts at the convenience of the parties and shall be construed as one (1) whole when executed. Facsimile of a signature shall be considered an original signature.

12. GOVERNING LAW. This Agreement and the performance thereof shall be construed in accordance with, and governed by, the laws of the state of Georgia.

13. SEVERABILITY. In the event any portion or portions of this Agreement are held by a court of law to be void, invalid or unenforceable, such fact shall not affect the remainder of the Agreement which shall continue in full force and effect.

14. CAPTIONS. All captions and headings used and contained in this Agreement are merely for ease of division and location and are not intended to be descriptive or illustrative nor to clarify, add to or detract from the language of the Agreement.

15. DEFINITIVE AGREEMENT. This writing is intended by the parties as a final, complete and exclusive statement of the terms of this Agreement and supercedes any and all prior negotiations, communications, or understandings of any nature whatsoever between the parties.

ICON COMPUTER PARTS                           ELITE TECHNOLOGIES, INC.


By: /s/ Javier Rivera                                      By: /s/ Frank   Noori
    -----------------                                          -----------------
Name:   Javier Rivera                                          Name: Frank Noori
Title: Authorized Agent                                       Title: COO

Date: February 12, 2002                           Date: February 12, 2002



By: /s/ Ricardo Gomez
Name: Ricardo Gomez
Title: Authorized Agent

Date: February 12, 2002